As filed with the Securities and Exchange Commission on March 8, 2001.
                                             Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             C&D TECHNOLOGIES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)
         Delaware                                      13-3314599
--------------------------------                 ----------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

1400 Union Meeting Road, Blue Bell, Pennsylvania                    19422
------------------------------------------------                --------------
   (Address of Principal Executive Offices)                       (Zip Code)

                               -------------------

                             C&D TECHNOLOGIES, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            (Full title of the plan)
                            ------------------------
                                 Linda R. Hansen
                       Vice President and General Counsel
                             C&D Technologies, Inc.
                             1400 Union Meeting Road
                       Blue Bell, Pennsylvania 19422-0858
                       ----------------------------------
                     (Name and address of agent for service)

                                 (215) 619-7817
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                            John W. Kauffman, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                               Proposed              Proposed
Title of Securities     Amount to be        Maximum Offering      Maximum Aggregate          Amount of
 to be Registered       Registered(1)      Price Per Share(2)     Offering Price(2)      Registration Fee
---------------------------------------------------------------------------------------------------------

Common Stock,
 par value $.01         1,800,000          $32.4827               $58,468,858            $14,617
=========================================================================================================

(1) This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of a stock split, stock dividend, reverse stock split, split-up, reclassification or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to 22,065 shares for which options were granted on December 15, 2000 but not exercised on the date hereof, on the basis of $48.4375 per share; (b) with respect to 571,025 shares for which options were granted on February 27, 2001 but not exercised on the date hereof, on the basis of $35.00 per share and (c) with respect to 1,206,910 shares for which options have not been granted, on the basis of $31.00 per share, the average of the high and low sales prices of the Common Stock of the Company on the New York Stock Exchange on March 7, 2001.

INTRODUCTORY STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     The shares being registered hereunder constitute an additional 1,800,000 shares of Common Stock of C&D Technologies, Inc. (the "Company") reserved for issuance under the Company's Amended and Restated 1998 Stock Option Plan (the "Plan"). The 1,200,000 shares of the Company's Common Stock (after taking into account stock splits) previously reserved for issuance under the Plan were registered under the Securities Act of 1933 on Registration Statement No. 333-59177 on Form S-8. Pursuant to General Instruction E of Form S-8, with respect to the registration of additional securities hereunder, the contents of the Company's Registration Statement No. 333-59177 are incorporated herein by reference, except for those items restated in their entirety herein.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material is incorporated herein by reference:

     (a) The Annual Report on Form 10-K of C&D Technologies Inc. (the "Company") for the year ended January 31, 2000 as filed by the Company with the Securities and Exchange Commission (the "Commission").

     (b) The Quarterly Reports on Form 10-Q of the Company for the quarters ended April 30, 2000, July 31, 2000 and October 31, 2000, respectively, as filed by the Company with the Commission.

     (c) The Current Report on Form 8-K of the Company as filed by the Company with the Commission on February 28, 2000, May 25, 2000 and December 28, 2000.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statements on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities to which this registration statement relates is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The  consolidated   financial  statements  and  schedules  incorporated  by
reference in this Registration Statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article VIII of the Company's By-laws and Article Sixth of the Company's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

     The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

     Additionally, as permitted by the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

           Exhibit No.   Exhibit Description
           -----------   -------------------

             4           C&D Technologies, Inc. Amended and  Restated 1998 Stock
                         Option Plan.

             5           Opinion of Linda R. Hansen, Esquire.

             23.1        Consent of Linda R. Hansen, Esquire (contained in
                         Exhibit 5 hereto).

             23.2        Consent of PricewaterhouseCoopers LLP.

             24 Power of Attorney (included on the signature pages hereto).


ITEM 9.  UNDERTAKINGS.

         The registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on March 8, 2001.

                                C&D TECHNOLOGIES, INC.


                                By:  /s/ Stephen E. Markert, Jr.
                                   ------------------------------------
                                     Stephen E. Markert, Jr.,
                                     Vice President - Finance and Chief
                                     Financial Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen E. Markert, Jr. and Linda R. Hansen, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                     Title                             Date
---------                     -----                             ----

/s/ William Harral, III       Chairman of the Board
---------------------------    and a Director                   March 8, 2001
    William Harral, III

/s/ Wade H. Roberts, Jr.      President, Chief Executive
---------------------------    Officer and a Director
    Wade H. Roberts, Jr.       (principal executive officer)    March 8, 2001

/s/ Stephen E. Markert, Jr.   Vice President - Finance and
---------------------------    Chief Financial Officer
    Stephen E. Markert, Jr.    (principal financial and
                               accounting officer)              March 8, 2001

Signature                     Title                             Date
---------                     -----                             ----

/s/ Stephen J. Andriole       Director                          March 8, 2001
---------------------------
    Stephen J. Andriole

/s/ Adrian A. Basora          Director                          March 8, 2001
---------------------------
    Adrian A. Basora

/s/ Peter R. Dachowski        Director                          March 8, 2001
---------------------------
    Peter R. Dachowski

/s/ Pamela S. Lewis           Director                          March 8, 2001
---------------------------
    Pamela S. Lewis

/s/ George MacKenzie          Director                          March 8, 2001
---------------------------
    George MacKenzie

/s/ John A.H. Shober          Director                          March 8, 2001
---------------------------
    John A.H. Shober

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)
                    ----------------------------------------



           Exhibit No.   Exhibit Description
           -----------   -------------------

              4 C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan.

              5          Opinion of Linda R. Hansen, Esquire.

             23.1        Consent of Linda R. Hansen, Esquire (contained in
                         Exhibit 5 hereto).

             23.2        Consent of PricewaterhouseCoopers LLP.

              24 Power of Attorney (included on the signature pages hereto).